UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On July 16, 2015, M/A-COM Technology Solutions Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), among the Company, Autoliv ASP Inc. (“Autoliv”), M/A-COM Technology Solutions Inc., a wholly-owned subsidiary of the Company (“MACOM Solutions”), and M/A-COM Auto Solutions Inc., a wholly-owned subsidiary of MACOM Solutions (“MACOM Auto”). On the terms and conditions set forth in the Purchase Agreement, the Company will divest its automotive module business (the “Auto Business”) to Autoliv through the sale of all of the issued and outstanding shares of capital stock of MACOM Auto for $100 million in cash, subject to customary working capital and other adjustments, plus up to an additional $30 million in cash in the form of an earn-out payment based on the achievement of certain revenue and customer order-based targets through September 30, 2019. At closing of the transaction, Autoliv will deposit $18 million of the purchase price with an escrow agent to be held in escrow for a period of 18 months following the closing to secure certain indemnification obligations of MACOM Solutions pursuant to the Purchase Agreement. The Company will also provide Autoliv with certain transition services related to the Auto Business from the closing of the transaction through December 31, 2015.

The Purchase Agreement contains customary representations and warranties, covenants (including covenants regarding the operation of the Auto Business prior to closing) and indemnification provisions. The closing is subject to customary closing conditions, including the expiration or early termination of the waiting period applicable to transaction contemplated by the Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement also contains certain termination rights for each of MACOM Solutions and Autoliv. The transaction is expected to close in the Company’s fourth fiscal quarter of 2015.

Consulting Agreement

On July 16, 2015, MACOM Solutions, MACOM Auto and Autoliv entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which MACOM Solutions will provide certain non-design advisory services to MACOM Auto for a period of two years from the closing of the transaction contemplated by the Purchase Agreement for up to $15 million in fees.

Other than with respect to the Purchase Agreement, the Consulting Agreement and the other transactions contemplated thereby, there is no material relationship among the Company or any of its affiliates (including MACOM Solutions and MACOM Auto) and Autoliv.

The foregoing descriptions of the Purchase Agreement and the Consulting Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Purchase Agreement and the Consulting Agreement which are attached hereto as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.	Other Events.

On July 16, 2015, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated July 16, 2015, among Autoliv ASP Inc., M/A-COM Technology Solutions Inc., M/A-COM Auto Solutions Inc. and M/A-COM Technology Solutions Holdings, Inc.*

10.1	Consulting Agreement, dated July 16, 2015, among M/A-COM Technology Solutions Inc., M/A-COM Auto Solutions Inc. and Autoliv ASP Inc.

99.1	Press Release dated July 16, 2015.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: July 17, 2015	By:	/s/ Robert J. McMullan
Robert J. McMullan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated July 16, 2015, among Autoliv ASP Inc., M/A-COM Technology Solutions Inc., M/A-COM Auto Solutions Inc. and M/A-COM Technology Solutions Holdings, Inc.*

10.1	Consulting Agreement, dated July 16, 2015, among M/A-COM Technology Solutions Inc., M/A-COM Auto Solutions Inc. and Autoliv ASP Inc.

99.1	Press Release dated July 16, 2015.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.